As filed with the United States Securities and Exchange Commission on November 3, 2021 under the Securities Act of 1933, as amended.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Juniper II Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-1434822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3790 El Camino Real #818

Palo Alto, California 94306

(650) 292-9660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Noah Kindler

Chief Financial Officer and Chief Technology Officer

3790 El Camino Real #818

Palo Alto, California 94306

(650) 292-9660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julian Seiguer, P.C. Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Tel: (713) 836-3600 Fax: (713) 836-3601	Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Steven R. Burwell, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-255021

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one warrant(1)	4,025,000 Units	$10.00	$40,250,000	$3,731.18
Shares of Class A common stock included as part of the units(3)	4,025,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	2,012,500 Warrants	—	—	— (4)
Class A common stock underlying the redeemable warrants	2,012,500 Shares	$11.50	$23,143,750	$2,145.43
Total			$63,393,750	$5,876.60(5)

(1)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-255021).

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $407,531,250 on its Registration Statement on Form S-1, as amended (File No. 333-255021), which was declared effective by the Securities and Exchange Commission on November 3, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $63,393,750 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional units.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of 4,025,000 additional units of Juniper II Corp., a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1 (including 525,000 units that may be purchased by the underwriters to cover over-allotments, if any). Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-255021) (the “Prior Registration Statement”), initially filed by the Registrant on April 2, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 3, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 4, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 4, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)    Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-255021) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement.

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP, Counsel to the Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 3rd day of November, 2021.

JUNIPER II CORP.

By:	/s/ Murray Grainger
Murray Grainger
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Murray Grainger	Chief Executive Officer and Director	November 3, 2021
Murray Grainger	(Principal Executive Officer)

/s/ Noah Kindler	Chief Financial Officer and Chief Technology Officer	November 3, 2021
Noah Kindler	(Principal Financial and Accounting Officer)

/s/ Roger Fradin	Director (Chairman)	November 3, 2021
Roger Fradin

/s/ Mitchell Jacobson	Director	November 3, 2021
Mitchell Jacobson

/s/ Mark Levy	Director	November 3, 2021
Mark Levy

/s/ Andrew Teich	Director	November 3, 2021
Andrew Teich